CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Statements of Additional Information of Morgan Stanley Select Dimensions Investment Series and Morgan Stanley Variable Investment Series dated May 1, 2009, which are incorporated by reference in the Joint Proxy Statement and Prospectus of Morgan Stanley Funds in the Registration Statement on Form N-14 of AIM Variable Insurance Funds, of our reports each dated February 27, 2009, relating to the financial statements and financial highlights of the following Morgan Stanley Variable Investment Series Portfolios: The Dividend Growth Portfolio, The Global Dividend Growth Portfolio, The High Yield Portfolio, The Income Builder Portfolio, The S&P 500 Index Portfolio and the following Morgan Stanley Select Dimensions Investment Series Portfolios: The Balanced Portfolio, The Dividend Growth Portfolio and The Equally-Weighted S&P 500 Portfolio for the year ended December 31, 2008.
We also consent to references to us on the cover page of the Statements of Additional Information dated May 1, 2009 and under the captions “Financial Highlights” in the Prospectuses dated May 1, 2009 and “Other Service Providers — Custodian and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are incorporated by reference in the Joint Proxy Statement and Prospectus of the Morgan Stanley Funds in the Registration Statement on Form N-14 of AIM Variable Insurance Funds.
We also consent to the reference to us under the caption “Comparison of Other Service Providers” in the Joint Proxy Statement and Prospectus of the Morgan Stanley Funds in the Registration Statement on Form N-14 of AIM Variable Insurance Funds.
/s/ Deloitte & Touche LLP
New York, New York
January 8, 2010